EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2020 Financial Results

For Immediate Release

Company Contact:Investor Contact:

Matthew Szot, Chief Financial Officer Robert Blum

S&W Seed CompanyLytham Partners, LLC
Phone: (559) 884-2535Phone: (602) 889-9700
www.swseedco.comsanw@lythampartners.comwww.lythampartners.com

LONGMONT, Colorado – November 13, 2019 – S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal 2020 ended September 30, 2019.

“I am very pleased with the improved financial results during the first quarter as the first stage of our refined go to market strategy begins to take hold,” commented Mark Wong, President & CEO of S&W Seed Company. “Core Revenue increased by approximately 36% over the first quarter of the prior year, driven by double digit growth in our alfalfa and sunflower operations, and contributions from our recently acquired sorghum operations. Further, the strategies put in place to better showcase the value attributes of our proprietary hybrids and varieties resulted in a 410 basis point improvement to gross margins, which included measurable improvement in our alfalfa operations. We believe we are well positioned to build upon these improvements throughout the remainder of fiscal 2020 and into the future.”

“We plan to unveil stage two of our revamped sales and marketing initiative to customers in the coming weeks, which includes a rebranding of our U.S. alfalfa operations to Alfalfa Partners to align with our current, more-established Sorghum Partners brand, the consumer facing identity of our sorghum operations. We believe that this rebranding, coupled with enhanced sales and marketing strategies and new product introductions, should set the stage for incremental growth going forward.”

Mr. Wong concluded, “Over the last two years we have transformed the infrastructure of S&W into a leading multi-crop, middle-market agricultural company with global reach. We have acquired a market-leading sorghum portfolio; restructured our alfalfa licensing agreement to significantly strengthen our balance sheet; expanded our U.S. distribution capabilities by investing in the farmer-dealer network we acquired from Chromatin; converted our sales channel into a multi-crop platform; restructured our organization to capitalize on sales synergies; and advanced next-generation trait technologies designed to enable higher-margin products in sorghum and alfalfa. With the infrastructure and improved balance sheet now in place, we are focused on driving revenue and earnings growth, as well as operational efficiencies in the business, while pursuing accretive acquisitions intended to leverage our worldwide capabilities.”

Financial Results

Core Revenue (excluding product revenue attributable to Pioneer) for the first quarter of fiscal 2020 ended September 30, 2019 was $9.0 million, compared to Core Revenue for the first quarter of fiscal 2019 of $6.6 million, representing an increase of 36%. Due to the recent agreements with Pioneer in May 2019, S&W discloses Core Revenue as a metric to track performance of its business on a go-forward basis. The increase in Core Revenue for the three months ended September 30, 2019 can be attributed to year over year growth in the Company’s alfalfa and sunflower operations, as well as $1.4 million of revenue contribution from the Company’s sorghum operations which were acquired in October 2018.

Total revenue for the first quarter of fiscal 2020 was $12.3 million, compared to revenue of $26.1 million in the first quarter of fiscal 2019. As announced in May 2019, S&W entered into a termination agreement and an alfalfa license agreement with Pioneer Hi-Bred International, a subsidiary of Corteva Agriscience, to replace its prior alfalfa distribution agreement with Pioneer. Under the new agreement, Pioneer paid $45.0 million to S&W in May 2019 and $5.6 million in September 2019, and S&W expects to receive an aggregate of $19.5 million in quarterly payments through February 2021. For the first quarter of fiscal 2020, S&W recorded product revenue from Pioneer of $3.3 million under the revised agreement, which was a decrease of $16.2 million from the three months ended September 30, 2018 amount of $19.5 million.

Gross margins during the first quarter of fiscal 2020 were 25.1% compared to gross margins of 20.9% in the first quarter of fiscal 2019. The improvement in gross margins is a result of strategic initiatives to drive incremental value per pound in the Company’s alfalfa, sorghum and sunflower operations.

In the first quarter of fiscal 2020, adjusted operating expenses, excluding transaction costs, (see Table A1), were $7.1 million, compared to $4.3 million in the first quarter of fiscal 2019. The increase in adjusted operating expenses can be attributed to additional expenses from the newly acquired sorghum operations of Chromatin and additional investments in S&W’s sales and marketing and product development functions.

GAAP net loss for the first quarter of fiscal 2020 was $(4.9) million, or $(0.15) per basic and diluted share, compared to GAAP net income of $20,931, or $0.00 per basic and diluted share, in the first quarter of fiscal 2019.

Adjusted non-GAAP net loss (see Table A1) for the first quarter of fiscal 2020 was $(4.5) million, or $(0.13) per basic and diluted share, which excluded various items including transaction costs, change in estimated value of assets held for sale, and interest expense – amortization of debt discount. Adjusted non-GAAP net income (see Table A1) for the first quarter of fiscal 2019, excluding various items including transaction costs and interest expense – amortization of debt discount, was $0.5 million, or $0.02 per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2020 was $(2.7) million, compared to adjusted EBITDA of $2.1 million in the first quarter of fiscal 2019.

Subsequent to the end of the quarter, the Company completed the sale of the land and buildings for one its research facilities located in Arlington, Wisconsin and one of its production storage facilities located in

Plainview, Texas. The Company received combined net proceeds of $1.8 million, of which $0.8 million was used to pay-down its secured real estate note.

Outlook

S&W expects Core Revenue (excluding revenue attributable to Pioneer) for fiscal 2020 to be within a range of $41 to $44 million, representing an expected increase of 9% to 16% compared to fiscal 2019 Core Revenue of $37.9 million.

Including contributions from Pioneer, S&W expects total revenue for fiscal 2020 to be within a range of $64 to $67 million.

Conference Call

S&W Seed Company has scheduled a conference call for today, Wednesday, November 13, 2019, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10136528. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), we have provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA; adjusted non-GAAP net income (loss); and adjusted earnings (loss) per share. We use these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of our operating performance and liquidity, and believe they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, we make targeted adjustments to certain GAAP financial line items found on our Consolidated Statement of Operations, backing out non-recurring or unique items or items that we believe otherwise distort the underlying results and trends of the ongoing business. We have excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Change in estimated value of assets held for sale.  The change in estimated value of assets held for sale represents our estimated change in the value of certain properties held for sale.  These amounts are non-cash losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense – amortization of debt discount.  Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share.  We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in estimated value of assets held for sale, and interest expense - amortization of debt discount.  However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in estimated value of assets held for sale, interest expense – amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W’s vision is to be the world’s preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed and sorghum hybrid, with significant research and development, production and distribution capabilities. S&W also provides hybrid sunflower and wheat and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements regarding the anticipated benefits of our development of advanced trait technologies, including their contribution towards higher-margin products; our positioning for revenue growth in fiscal 2020; the opportunities presented by our recent transactions and negotiated agreements, including with Pioneer; anticipated revenue growth in fiscal 2020 and revenue outlook for 2020; plans for, and the timing of, our U.S. alfalfa rebranding efforts, as well as the contributions to our growth from such efforts; our expectations of continued progress and improvement in our business resulting from our transition to becoming a multi-crop, middle-market agricultural company; the accretive value of any future acquisitions; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the Chromatin acquisition may not provide the anticipated benefits; our shift to customer-centric strategies and the realignment of our organization across geographic lines may not meet our expectations; our strategic initiatives may not achieve the expected results; and the risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2019 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

TABLE A1

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended			Three Months Ended
	September 30			September 30
	2019			2018
		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Revenue
Product and other	$12,272,458	-	$12,272,458	$26,120,137	-	$26,120,137
Total revenue	12,272,458	-	12,272,458	26,120,137	-	26,120,137
Cost of revenue					-
Product and other	9,199,586		9,199,586	20,657,008		20,657,008
Total cost of revenue	9,199,586	-	9,199,586	20,657,008	-	20,657,008
Gross profit	3,072,872	-	3,072,872	5,463,129	-	5,463,129
Operating expenses
Selling, general and administrative expenses	4,648,326	(178,287)	4,470,039	2,887,378	(408,516)	2,478,862
Research and development expenses	1,588,191	-	1,588,191	992,113	-	992,113
Depreciation and amortization	1,064,798	-	1,064,798	855,108		855,108
Gain on disposal of property, plant and equipment	(11,575)	-	(11,575)	—		-
Total operating expenses	7,289,740	(178,287)	7,111,453	4,734,599	(408,516)	4,326,083
Income (loss) from operations	(4,216,868)	178,287	(4,038,581)	728,530	408,516	1,137,046
Other expense
Foreign currency loss (gain)	98,187	-	98,187	(25,443)	-	(25,443)
Change in estimated value of assets held for sale	85,693	(85,693)	-	-	-	-
Interest expense - amortization of debt discount	185,903	(185,903)	-	66,478	(66,478)	—
Interest expense	436,497	-	436,497	657,230	-	657,230
Income (loss) before income taxes	(5,023,148)	449,883	(4,573,265)	30,265	474,994	505,259
Provision for income taxes	1,231	-	1,231	9,334	-	9,334
Net income (loss)	$(5,024,379)	449,883	$(4,574,496)	$20,931	474,994	$495,925
Net loss attributed to noncontrolling interests	(98,889)	-	(98,889)	—	-	-
Net income (loss) attributable to S&W Seed Company	$(4,925,490)	449,883	$(4,475,607)	$20,931	474,994	$495,925

Net income (loss) attributable to S&W Seed Company per common share:
Basic	$(0.15)		$(0.13)	$0.00		$0.02
Diluted	$(0.15)		$(0.13)	$0.00		$0.02
Weighted average number of common shares outstanding:
Basic	33,284,453		33,284,453	24,790,215		24,790,215
Diluted	33,284,453		33,284,453	24,791,437		24,791,437

TABLE B

S&W SEED COMPANY

ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
	September 30
	2019	2018
Net income (loss) attributed to S&W	$(4,925,490)	$20,931

Non-recurring transaction costs	178,287	408,516

Non-cash stock based compensation	158,837	155,305

Depreciation and amortization	1,064,798	855,108

Foreign currency (gain) loss	98,187	(25,443)

Change in estimated fair value of assets held for sale	85,693	-

Interest expense - amortization of debt discount	185,903	66,478

Interest expense	436,497	657,230

Provision for income taxes	1,231	9,334

Non-GAAP Adjusted EBITDA	(2,716,057)	2,147,459

S&W SEED COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	June 30,
	2019	2019
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,066,993	$3,431,802
Accounts receivable, net	14,213,687	13,380,464
Inventories, net	73,857,297	71,295,520
Prepaid expenses and other current assets	1,460,700	1,687,490
Assets held for sale	1,764,307	1,850,000
TOTAL CURRENT ASSETS	92,362,984	91,645,276
Property, plant and equipment, net	20,362,017	20,634,949
Intangibles, net	34,634,596	32,714,484
Other assets	4,506,701	1,369,560
TOTAL ASSETS	$151,866,298	$146,364,269
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$14,020,264	$6,930,829
Deferred revenue	11,731,582	9,054,549
Accrued expenses and other current liabilities	6,016,293	6,073,110
Lines of credit, net	9,809,349	10,755,548
Current portion of long-term debt, net	1,209,928	1,113,502
TOTAL CURRENT LIABILITIES	42,787,416	33,927,538
Long-term debt, net, less current portion	12,028,451	12,158,095
Other non-current liabilities	2,169,064	280,424
TOTAL LIABILITIES	56,984,931	46,366,057
STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 33,309,453 issued and 33,284,453 outstanding at September 30, 2019; 33,303,218 issued and 33,278,218 outstanding at June 30, 2019;	33,309	33,303
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	136,903,468	136,751,875
Accumulated deficit	(35,392,108)	(30,466,618)
Accumulated other comprehensive loss	(6,382,532)	(6,138,467)
Noncontrolling interests	(146,574)	(47,685)
TOTAL STOCKHOLDERS' EQUITY	94,881,367	99,998,212
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$151,866,298	$146,364,269

S&W SEED COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,024,379)	$20,931
Adjustments to reconcile net income (loss) from operating activities to net cash provided by operating activities
Stock-based compensation	158,837	155,305
Change in allowance for doubtful accounts	12,639	(154,896)
Inventory write-down	347,566	-
Depreciation and amortization	1,064,798	855,108
Gain on disposal of property, plant and equipment	(11,575)	-
Change in foreign exchange contracts	43,863	39,177
Change in estimated fair value of assets held for sale	85,693	-
Amortization of debt discount	185,903	66,478
Changes in:	-	-
Accounts receivable	(974,615)	77,442
Unbilled accounts receivable	-	(9,530,970)
Inventories	(3,330,136)	(15,907,716)
Prepaid expenses and other current assets	104,664	(2,274,959)
Other non-current asset	24,212	-
Accounts payable	7,282,377	31,100,128
Deferred revenue	2,677,388	(107,675)
Accrued expenses and other current liabilities	(89,253)	(104,708)
Other non-current liabilities	(414,033)	(4,802)
Net cash provided by operating activities	2,143,949	4,228,843
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(816,169)	(199,027)
Proceeds from disposal of property, plant and equipment	20,075	-
Additions to internal use software	-	(36,000)
Acquisition of wheat assets	(2,633,000)	-
Net cash used in investing activities	(3,429,094)	(235,027)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	-	4,927,682
Taxes paid related to net share settlements of stock-based compensation awards	(7,238)	(6,639)
Borrowings and repayments on lines of credit, net	(706,865)	(8,872,537)
Borrowings of long-term	258,194	2,152,408
Debt issuance costs	(41,636)	(38,727)
Repayments of long-term debt	(342,304)	(2,327,857)
Net cash used in financing activities	(839,849)	(4,165,670)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(239,815)	(114,913)
NET DECREASE IN CASH & CASH EQUIVALENTS	(2,364,809)	(286,767)
CASH AND CASH EQUIVALENTS, beginning of the period	3,431,802	4,320,894
CASH AND CASH EQUIVALENTS, end of period	$1,066,993	$4,034,127